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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our report relating to First National Bancshares of Wetumpka, Inc. dated March 4, 1998, a copy of which is attached as Appendix E to the Proxy Statement, and to the reference to us under the heading "EXPERTS" in this Registration Statement.


MAULDIN & JENKINS, LLC

/s/ Mauldin & Jenkins, LLC
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Atlanta, Georgia
June 3, 1998